Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of The Connecticut Light and Power Company on Form S-3 of our reports dated February 23, 2004, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Connecticut Light and Power Company for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
August 13, 2004